Exhibit 10.106
LAM RESEARCH CORPORATION
2007 Stock Incentive Plan
Restricted Stock Unit Award Agreement
(U.S. Agreement)
     Pursuant to the terms of the 2007 Stock Incentive Plan (the “Plan”) Lam Research Corporation, a Delaware corporation (the “Company”), hereby awards Restricted Stock Units to the Plan participant (the “Participant”) on the terms and conditions as set forth in this Restricted Stock Unit Award Agreement (the “Agreement”) and the Plan. Capitalized terms used but not defined in this Agreement shall have the meaning specified in the Plan.
     NOW, THEREFORE, it is hereby agreed as follows:
     1.     Award of Restricted Stock Units. Subject to the terms and conditions of this Agreement and the Plan (the terms of which are incorporated herein by reference) and effective as of the date set forth above, the Company hereby grants to the Participant ___ (___) Restricted Stock Units. The Restricted Stock Units represent an unfunded, unsecured promise by the Company to deliver Shares of Company common stock (the “Company Stock”).
     2.     Vesting. Subject to the terms and conditions of this Agreement and provided that the Participant continues to provide Service (as defined in Section 3 below) to the Company (or any Affiliate), the Restricted Stock Units will vest and become payable in Shares of Company Stock (as set forth in Section 4) on the date(s) indicated in the below schedule (“Vesting Dates”):

Percentage of
Vesting date	Restricted Stock Units
vested
[INSERT DATE]
[INSERT DATE]
     In the event of a Change in Control of the Company, the Restricted Stock Units are governed by Section 10 of the Plan.
     3.     Effect of Termination of Service or Leave of Absence. For purposes of this Agreement, “Service” shall mean the performance of services for the Company (or any Affiliate) in the capacity of an Employee, Executive, Officer or Company Director. If the Participant’s Service is Terminated by the Participant or by the Company or an Affiliate for any reason, including Participant’s death or disability (as defined in Section 22(e) of the Code) before all Restricted Stock Units have vested, the unvested Restricted Stock Units shall be forfeited by the Participant. As of the 31st (or 91st if reemployment is guaranteed by statute or contract) day of a leave of absence, vesting of the Restricted Stock Units will be suspended and vesting credit will no longer accrue, unless otherwise determined by the Committee or required by contract or statute. If the Participant returns to Service immediately after the end of an approved leave of absence, vesting credit shall continue to accrue from that date of continued Service.

     4.     Form and Timing of Payment. Subject to Section 6 of this Agreement, on the Vesting Date, the Restricted Stock Units shall automatically be converted into unrestricted Shares (such date being the end of the “Restricted Period”). Such Shares will be issued to the Participant (as evidenced by the appropriate entry in the books of the Company or a duly authorized transfer agent of the Company) as soon as practicable after the end of the Restricted Period, but in any event, within the period ending on the later to occur of the date that is 2 1/2 months from the end of (i) the Participant’s tax year that includes the applicable Vesting Date, or (ii) the Company’s tax year that includes the applicable Vesting Date. Shares issued in respect of a Restricted Stock Unit shall be deemed to be issued in consideration of past services actually rendered by the Participant to the Company or an Affiliate or for its benefit for which the Participant has not previously been compensated or for future services to be rendered, as the case may be, which the Company deems to have a value at least equal to the aggregate par value of the Shares subject to the Restricted Stock Unit.
     5.     No Dividend Payments. Unless the Award is adjusted pursuant to Section 10.2 of the Plan with respect to changes in the Company’s capital structure, at the Company’s sole discretion, the Participant may be entitled to receive cash payments equal to any cash dividends declared by the Board on the Company’s Stock and other distributions paid with respect to a number of Shares that corresponds to the number of Restricted Stock Units each Participant holds. If any such dividends or distributions are paid in Shares, the Fair Market Value of such Shares, measured as of the dividend payment date, shall be converted into Restricted Stock Units, and such Restricted Stock Units shall be subject to the same forfeiture restrictions and restrictions on transferability that apply to the Restricted Stock Units with respect to which they relate.
     6.     Tax Withholding Obligations. To meet the obligations of the Participant, the Company and/or the Participant’s actual employer (the “Employer”) with respect to any and all income tax, (including federal, state and local taxes), social insurance contributions, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”) under any domestic or foreign federal, state or local statute, ordinance, rule, or regulation in connection with any aspect of the Restricted Stock Units, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units, the conversion of the Restricted Stock Units into Shares or the receipt of an equivalent cash payment, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends, the Committee shall require that the Company and/or the Employer withhold a number of whole Shares otherwise deliverable having a Fair Market Value sufficient to satisfy the statutory minimum (or such higher amount as is allowable without adverse accounting consequences) of the Participant’s estimated total obligation for Tax-Related Items associated with any aspect of the Restricted Stock Units. The Company and/or the Employer may also in lieu of or in addition to the foregoing, at its sole discretion, (i) require the Participant to deposit with the Company or the Employer an amount of cash sufficient to meet his or her obligation for Tax-Related Items , (ii) withhold the required amounts from the Participant’s pay during the pay periods next following the date on which any such applicable tax liability otherwise arises, and/or (iii) sell or arrange for the sale of Shares to be issued on the vesting of the Restricted Stock Units to satisfy the Participant’s and the Company’s or the Employer’s obligation for Tax-Related Items. If the Participant’s and/or the Company’s or the Employer’s obligation for Tax-Related Items is satisfied as described in (iii) of this section, the Company and/or the Employer will endeavor to sell only the number of Shares required to satisfy the Participant’s and the Company’s or the Employer’s obligation for Tax-Related Items; however, the Participant agrees that the Company and/or the Employer may sell more Shares than necessary to cover the Tax-Related Items. The Company shall not deliver any of the Shares until and unless the Participant has made the deposit required herein or proper provision for required withholding has been made. The Participant hereby consents to any action reasonably taken by the Company or the Employer to meet his or her obligation for Tax-Related Items.
     7.     Restriction on Transferability. During the Restricted Period, neither the Restricted Stock Units, nor the Shares or any beneficial interest therein, may be sold, transferred, pledged, assigned, or otherwise alienated at any time. Any attempt to do so contrary to the provisions hereof shall be null and void. Notwithstanding the above, distribution can be made pursuant to will, the laws of descent and distribution, intra-family transfer instruments or to an inter vivos trust.
     8.     Requirements of Law. The issuance of Shares of Company Stock upon vesting of the Restricted Stock Units is subject to Section 13 of the Plan, which generally provides that any such issuance shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Company Stock may be listed for trading at the time of such issuance. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Company Stock hereby shall relieve the Company of any liability with respect to the non-issuance of the Company Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.
     9.     Rights as Shareholder. Subject to Section 5 above, the Participant shall not have voting or any other rights as a shareholder of the Company with respect to the Restricted Stock Units. Upon settlement of the Participant’s Restricted Stock Units into Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), the Participant will obtain full voting and other rights as a shareholder of the Company.
     10.     No Compensation Deferrals. Neither the Plan nor this Agreement is intended to provide for an elective deferral of compensation that would be subject to Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”). If, notwithstanding the parties’ intent in this regard, at the time of the Participant’s Termination of Service, he or she is determined to be a “specified employee” as defined in Code Section 409A, and one or more of the payments or benefits received or to be received by the Participant pursuant to the Restricted Stock Units would constitute deferred compensation subject to Code Section 409A, no such payment or benefit will be provided under the Stock Units until the earliest of (A) the date which is six (6) months after the Participant’s “separation from service” for any reason, other than death or “disability” (as such terms are used in Section 409A(a)(2) of the Code), (B) the date of the Participant’s death or “disability” (as such term is used in Section 409A(a)(2)(C) of the Code), or (C) the effective date of a “change in the ownership or effective control” or a “change in ownership of a substantial portion of the assets” of the Company (as such terms are used in Section 409A(a)(2)(A)(v) of the Code). The provisions of this Section 10 shall only apply to the extent required to avoid the Participant’s incurrence of any penalty tax or interest under Code Section 409A or any regulations or Treasury guidance promulgated thereunder. In addition, if any provision of the Restricted Stock Units would cause the Participant to incur any penalty tax or interest under Code Section 409A or any regulations or Treasury guidance promulgated thereunder, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to conform it to the maximum extent practicable to the original intent of the applicable provision without violating the provisions of Code Section 409A, including without limitation to limit payment or distribution of any amount of benefit hereunder in connection with a Change in Control to a transaction meeting the definitions referred to in clause (C) above, or in connection with any disability to a disability as referred to in (B) above; provided however that the Company makes no representation that this Restricted Stock Unit is not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to this Restricted Stock Unit. In addition, to the extent the Company determines it appropriate to accelerate any vesting conditions applicable to this award, then to the extent necessary to avoid the Participant’s incurring any penalty tax or interest as a result of such vesting acceleration under Code Section 409A or any regulations or Treasury guidance promulgated thereunder, and notwithstanding Section 4 above, the Company may as a condition to extending such acceleration benefits provide for the Shares to be issued upon settlement of the Restricted Stock Units to be issued on the earliest date (the “Permitted Distribution Date”) that would obviate application of such penalty or interest rather than issuing them upon the date on which such vesting is effective as would otherwise be required under Section 2 (or as soon as practicable after such Permitted Distribution Date and in no event later than that last day of the grace period following such date permitted under Code Section 409A).
     11.     Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
     12.     Effect on Other Employee Benefit Plans. The value of the Restricted Stock Units granted pursuant to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
     13.     No Employment Rights. The award of the Restricted Stock Units pursuant to this Agreement shall not give the Participant any right to continue providing Service to the Company or an Affiliate. Also, the award is completely within the discretion of the Company, is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded repeatedly in the past. Restricted Stock Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the

Company or to an Affiliate, and the grant of Restricted Stock Units is outside the scope of the Participant’s employment contract, if any. Further, the award of the Restricted Stock Units is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any overtime, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
     14.     Amendment of Agreement. This Agreement may be amended only by a writing executed by the Company and the Participant, which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended unilaterally by the Committee by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to the Participant, and provided that no such amendment adversely affects the rights of the Participant. Limiting the foregoing, the Committee reserves the right to change, by written notice to the Participant, the provisions of the Restricted Stock Units or this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, (including, but in no way limited to, Code Section 409A as described in Section 10 of this Agreement), provided that such amendment shall not impair the rights of the Participant with respect to outstanding Restricted Stock Units without the Participant’s written consent.
     15.     Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Stock Administrator. Any notice to be given to the Participant shall be addressed to the Participant at the address listed in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices. Any notice shall have been deemed given when actually delivered.
     16.     Severability. The provisions of this Agreement are severable and if all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
     17.     Construction. The Restricted Stock Units are being issued pursuant to Section 7 of the Plan and are subject to the terms of the Plan. A copy of the Plan is available upon request during normal business hours at the principal executive offices of the Company. To the extent that any provision of this Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect.
     18.     Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units granted under the Plan and participation in the Plan or future Restricted Stock Units that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     19.     Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the Company and the Participant with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
     20.     Miscellaneous.
          a.     The Company has established the Plan voluntarily, it is discretionary in nature and the Board may terminate, amend, or modify the Plan at any time; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant’s rights under this Agreement, without the Participant’s written approval unless such termination, amendment, or modification of the Plan is necessary in order to comply with any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision.
          b.     All obligations of the Company under the Plan and this Agreement, with respect to the Restricted Stock Units, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
          c.     By signing this Agreement, the Participant acknowledges that his or her personal employment or Service information regarding participation in the Plan and information necessary to determine and pay, if applicable, benefits under the Plan must be shared with other entities, including companies related to the Company and persons responsible for certain acts in the administration of the Plan. By signing this Agreement, the Participant consents to such transmission of personal data as the Company believes is appropriate to administer the Plan.
          d.     To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to its principles of conflict of laws.
     21.     Agreement to Participate. By executing this Agreement, the Participant agrees to abide by all of the governing terms and provisions of the Plan and this Agreement. Additionally, the Participant acknowledges having read and understood the terms and conditions of this Agreement, and specifically agrees to be bound by the terms thereof. The Participant must acknowledge his or her agreement to participate in the Plan and to abide by all of the governing terms and provisions of the Plan and this Agreement, by signing this Agreement electronically or, if otherwise instructed by the Company, by printing and signing a paper copy of this Agreement and returning it to the appropriate Company representative, within 60 days of the date of this Agreement.

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PARTICIPANT SIGNATURE
PRINTED NAME
DATE

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